EXCELSIOR INCOME SHARES,INC. DFAN14A
Filing Date: 9/25/01


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 TYPE:  DFAN14A
 SEQUENCE:  1


SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[  ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as permitted
                                            by Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[ X ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
          240.14a-12


EXCELSIOR INCOME SHARES, INC.
------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

Ralph W. Bradshaw
------------------------------------------------------------------------

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Registrant)

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Ralph W. Bradshaw
One West Pack Square, Suite 1650
Asheville, NC 28801
Phone (828) 255-4833    FAX (828) 210-8183



Dear Fellow Shareholder of Excelsior Income Shares, Inc.,

Let me clarify the issues and resolve the confusion in the current proxy contest:

If you favor liquidation - your most effective choice is the enclosed GREEN ballot.

Management still has offered no adequate defense for their decision not to recommend their own liquidation proposal. Instead, they have chosen to cloud the issues presented in my opposing proxy by resorting to ridicule, to legal hair-splitting, and even to misrepresentation.

Why is there a difference if you vote for liquidation on the GREEN ballot instead of on the white ballot?

If the liquidation proposal passes, we will work to liquidate and distribute the assets as quickly as possible.

But, since the Board has chosen a proposal that requires the positive vote of fully two-thirds of all outstanding shares, it is extremely likely to fail.

However, if the liquidation proposal receives just a majority of outstanding shares in support, but fails to achieve the required two-thirds, I am providing
an additional option to shareholders.   My Shareholder Value Proposal is
discussed in my proxy and I intend to introduce it at the meeting.

You can vote FOR my Shareholder Value Proposal only on the GREEN ballot. Its passage would recommend to the Board that shareholders receive full value for their shares if just a simple majority favors liquidation.

I believe that the current Board will not support this proposal. The current Board has indicated that they will return to business as usual if the liquidation proposal fails to receive the full two-thirds vote, no matter how many votes it does receive. Therefore, it is important that shareholders vote the GREEN proxy if they desire that the Board provide an option to receive net asset value to those who want it. My Director candidates are committed to follow the will of the majority of shareholders in this matter.

If you want full value for your shares, I urge you to vote FOR my director candidates, FOR the liquidation proposal and FOR my Shareholder Value Proposal on the GREEN proxy.



Your VOTE is important - time is running out! This may well be your LAST CHANCE to make your voice heard at this meeting.


To enable us to vote your shares on these issues, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED

You may vote on all proposals included on the Fund's WHITE ballot by using the enclosed GREEN proxy card. If you have already returned the WHITE proxy card sent to you by the Fund, you may revoke that proxy and vote for our nominees and proposal by marking, signing, dating, and mailing a later dated GREEN proxy card.


AFTER SUBMITTING A GREEN PROXY CARD, PLEASE DO NOT RETURN A WHITE PROXY CARD. DOING SO WILL REVOKE YOUR GREEN PROXY CARD.


Thank you for taking the time to help decide the future of your investment in the Fund. If I may answer any questions, please call me at (828) 255-4833

Sincerely,


Ralph W. Bradshaw